UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 27, 2007
(Date of earliest event reported)

GELSTAT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-21394	90-0075732
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7760 France Avenue So., 11th Floor, Minneapolis, MN 55435
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (888) 713-2092

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

On April 27, 2007, William Colucci was appointed to the Company's board of directors. Mr. Colucci, age 68, is an independent consultant who provides investment banking and business consulting services for emerging growth companies. From February 2004 until April 2007, Mr. Colucci served as founder and corporate officer of Universal Capital Management, Inc., a publicly traded Business Development Company under the Investment Company Act of 1940. From January 2000 to January 2004, he served as an independent consultant to various privately held small businesses. From September 1997 to December 1999, Mr. Colucci served as a consultant with Harbor Town Management Group Inc., a privately held management firm that provided investment banking and business consulting services. Previously, he served as a senior partner of Decision Dynamics, Inc., a private business and real estate consulting firm, where he provided clients such as Alcoa Properties, the Branigar Corporation, and Mobil Land Development Corporation with consulting services that included market and investment analysis, property positioning and economic payback analysis. Earlier, he served in various corporate executive positions for a variety of industries.

Mr. Colucci has not been appointed to serve on any committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELSTAT CORPORATION

Dated: May 2, 2007	By:	/s/ James La Flamme
James La Flamme
Chief Executive Officer